                    AGREEMENT FOR PURCHASE AND SALE OF STOCK

                                      AMONG

                              GFSI HOLDINGS, INC.,

                                   GFSI, INC.

                                       AND

                             ALL THE SHAREHOLDERS OF

                               WINNING WAYS, INC.

                    AGREEMENT FOR PURCHASE AND SALE OF STOCK


     THIS AGREEMENT FOR PURCHASE AND SALE OF STOCK (this "Agreement"), dated as of the 24th day of January, 1997, is made by and among the individuals and entities listed on Schedule X attached hereto, being the holders of all of the outstanding shares of stock of Winning Ways, Inc., a Missouri corporation (the "Company"), all of said individuals being hereinafter collectively referred to as the "Sellers," GFSI HOLDINGS, INC., a Delaware corporation ("Holdings"), and GFSI, INC., a Delaware corporation ("Acquisition").


                                    ARTICLE 1

                            PURCHASE AND SALE; PRICE

     1.1 Effectiveness of Agreement; Purchase and Sale of the Shares.

     1.1.1 This Agreement shall become effective and enforceable against the parties hereto only upon the satisfaction of each of the conditions precedent set forth in Section 6.6 of this Agreement. Once this Agreement becomes effective, (i) Holdings' and Acquisition's obligations to consummate the transactions contemplated hereby shall be conditioned upon satisfaction of the conditions set forth in Article 7 and (ii) the Sellers' obligations to consummate the transactions contemplated hereby shall be conditioned upon satisfaction of the conditions set forth in Article 8.

     1.1.2 At the Closing (as hereinafter defined) and in the manner herein provided, the Sellers shall sell and deliver all of the shares of capital stock of the Company (hereinafter collectively called the "Shares") to Acquisition and Holdings, and Acquisition and Holdings shall purchase the Shares from the Sellers on the terms and conditions set forth herein.

     1.2 Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

     "Adjusted Net Worth" shall mean the sum of (i) the Company's Net Stockholders' Equity, as reflected on the Closing Balance Sheet (after the accrual and/or payment of any distributions, dividends or bonuses declared and/or paid under Section 4.4 hereof), plus (ii) the principal amount of the Company's Closing Debt (excluding all interest and fees related to such debt).

     "Closing Balance Sheet" shall mean the statement of financial position of the Company as of the Closing, without giving effect to the transactions contemplated by this Agreement, as prepared by the Company in accordance with GAAP (as defined in Section 12.5), consistently applied.

     "Closing Debt" shall mean, as of the Closing, the amount of any indebtedness of the Company for (i) borrowed money, whether due to banks, financial institutions or any other party, including all accrued interest and fees related to such indebtedness, or (ii) capital leases.

     "Closing Debt Deficiency" shall mean the amount by which the Closing Debt, as finally determined pursuant to Section 1.4.3, exceeds the Estimated Closing Debt.

     "Closing Debt Surplus" shall mean the amount by which the Estimated Closing Debt exceeds the Closing Debt, as finally determined pursuant to Section 1.4.3.

     "Closing Financials and Computations" shall mean the Closing Balance Sheet and the calculations of the amounts of Closing Debt and Adjusted Net Worth based on the Closing Balance Sheet.

     "Durable Power of Attorney" shall mean an instrument in the form of a Durable Power of Attorney to be executed by each of the Sellers (other than those Sellers executing this Agreement personally) and by the Sellers' Agents which, among other things, shall appoint the Sellers' Agents as the agents of Sellers and define the responsibilities of the Sellers' Agents.

     "Escrow Agent" shall mean the law firm of Rose, Brouillette & Shapiro, P.C.

     "Escrow Agreement" shall mean the escrow agreement to be executed immediately prior to the Closing by the Escrow Agent Acquisition and the Sellers' Agents (as defined below), the form of which is attached hereto as
Exhibit 1.2.1.

     "Estimated Closing Debt" shall mean the Company's good faith written estimate of the Closing Debt, which shall be delivered to Acquisition no more than five (5) nor less than two (2) business days prior to the Closing Date.

     "Net Worth Deficiency" shall mean, the amount, if any, by which (i) $63,800,000 exceeds (ii) the Adjusted Net Worth, as finally determined pursuant to Section 1.4.3 hereof.

     "Net Worth Surplus" shall mean, the amount, if any, by which (i) the Adjusted Net Worth, as finally determined pursuant to Section 1.4.3 hereof, exceeds (ii) $63,800,000.

     "Sellers' Agents" shall mean any of Wolff, Robert Shaw, John Menghini, Larry D. Graveel and Michael H. Gary, as agents for each of the Sellers, and any successor Sellers' Agents. Any reference to the Sellers' Agents shall be deemed to be a reference to any one of such individuals, any three of whom shall have the power and authority to bind those Sellers executing a Durable Power of Attorney.

     "Wolff" shall mean Robert M. Wolff, individually.

     1.3 Preliminary Purchase Price. Subject to the terms and conditions of this Agreement and in reliance on the covenants, representations and warranties of the Sellers herein contained (including, without limitation, the sale, conveyance, transfer and delivery of the Shares to Holdings and Acquisition), Acquisition and Holdings, collectively, shall pay to the Sellers at the Closing an amount equal to (x) $232,900,000 less (y) the Estimated Closing Debt subject to adjustment as of the Closing Date pursuant to Section 1.4 hereof, to be paid as follows:

     1.3.1 Holdings shall pay $100,000 to the Sellers by delivery of an aggregate of 100,000 shares of Holdings' Class A Common Stock, par value $0.01 per share, in an exchange that is intended to qualify as a tax-free exchange pursuant to the provisions of Section 351 of the Internal Revenue Code of 1986, as amended (the "Code");

     1.3.2 Holdings shall pay $13,500,000 to the Sellers by delivery of an aggregate of 13,500,000 shares of Holdings' Class A Preferred Stock, par value $0.01 per share, in an exchange that is intended to qualify as a tax-free exchange pursuant to the provisions of Section 351 of the Code;

     1.3.3 Subject to the provisions of the following sentence, Acquisition shall pay to the Sellers' Agents, for the benefit of all of the Sellers, an aggregate amount of $219,300,000 minus the amount of the Estimated Closing Debt, the resulting amount of which is hereinafter referred to as the "Preliminary Cash Purchase Price." Six hundred thousand dollars ($600,000) of the Preliminary Cash Purchase Price shall be paid to the Escrow Agent for the benefit of the Sellers, to be held pursuant to the terms of the Escrow Agreement and distributed in accordance with the terms of Section 1.4. The balance of the Preliminary Cash Purchase Price shall be paid to the Sellers' Agents, for the benefit of the Sellers, by wire transfer of immediately available funds to the account designated by the Sellers' Agents in writing to Acquisition no less than five (5) days prior to the Closing.

     1.4 Post-Closing Adjustments.

     1.4.1 No later than sixty (60) days after the Closing Date, the Company shall prepare, or cause to be prepared, and deliver to the parties hereto the Closing Financials and Computations.

     1.4.2 Acquisition, the Sellers' Agents and their respective accountants shall, within fifteen (15) days following receipt of the Closing Financials and Computations (the "Review Period"), complete their review of the Closing Financials and Computations. On or before the last day of the Review Period, Acquisition or the Sellers' Agents (the "Objecting Party") shall inform the other (the "Non-Objecting Party") in writing of any objections to the calculation of the Closing Debt and/or Adjusted Net Worth as shown in the Closing Financials and Computations (the "Objections"), setting forth detailed written explanations of the Objections and the adjustments which the Objecting Party believes should be made to the Closing Debt and/or Adjusted Net Worth. The amount of the Preliminary Cash Purchase Price, Closing Debt and/or Adjusted Net Worth not affected by the Objections will be deemed to be final as set forth in the Closing Financials and Computations. Following its receipt of the Objections, the Non-Objecting Party shall have 10 days to review and respond in writing to the Objections. Acquisition and the Sellers' Agents will then have an additional fifteen (15) days at the end of such period to attempt to resolve in good faith the Objections.

     1.4.3 If Acquisition and the Sellers' Agents are unable to resolve all of their disagreements with respect to the Objections within the time periods specified in Section 1.4.2 above, they shall refer any unresolved Objections to Deloitte & Touche LLP or to such other nationally-recognized firm of independent certified public accountants as to which the parties mutually agree (the "Arbitrator"), who shall determine, based on the information submitted by Acquisition and the Sellers' Agents (and not by independent review), and only with respect to the remaining differences so submitted, whether and to what extent the Closing Debt and/or Adjusted Net Worth, as shown in the Closing Financials and Computations, require adjustment. The Arbitrator's determination shall be conclusive and binding upon the Sellers and Acquisition. The cost of such Arbitrator's review shall be borne equally by the Sellers and Acquisition. Unless the Sellers' Agents and Acquisition otherwise agree in writing, "Closing Debt" and "Adjusted Net Worth" shall be (i) the amount of Closing Debt and/or Adjusted Net Worth, respectively, set forth in the Closing Financials and Computations in the event that neither Acquisition or the Sellers' Agents deliver any Objections within the Review Period or (ii) the amount of Closing Debt and/or Adjusted Net Worth as adjusted by the Arbitrator.

     1.4.4 If, as a result of such computations, there is a Closing Debt Deficiency, the amount of the Closing Debt Deficiency shall be paid to Acquisition, first from the funds held by the Escrow Agent and, to the extent such funds are not adequate to pay Acquisition for all of the Closing Debt Deficiency, then Sellers shall pay the remaining amount of such deficiency to Acquisition as a post-Closing purchase price adjustment.

     1.4.5 If, as a result of such computations, there is a Closing Debt Surplus, Acquisition shall pay the amount of such surplus to Sellers' Agents, for the benefit of the Sellers, as a post-Closing purchase price adjustment.

     1.4.6 If, as a result of such computations, there is a Net Worth Deficiency, the amount of the Net Worth Deficiency shall be paid to Acquisition, first from the funds held by the Escrow Agent and, to the extent such funds are not adequate to pay Acquisition for all of the Net Worth Deficiency (including any payment that may be required pursuant to Section 1.4.4 above), then Sellers shall pay the remaining amount of such deficiency to Acquisition as a post-Closing purchase price adjustment.

     1.4.7 If, as a result of such computations, there is a Net Worth Surplus, Acquisition shall pay the amount of such surplus to the Sellers' Agents, for the benefit of the Sellers, as a post-Closing purchase price adjustment.

     1.4.8 Any amounts owed to the Sellers or Acquisition, as the case may be, under Sections 1.4.4, 1.4.5, 1.4.6 or 1.4.7 hereof shall be paid within ten (10) days following the final determination of the Closing Debt and/or Adjusted Net Worth, as the case may be. Any amount not paid within such time period shall bear interest from the due date until paid at a rate of 12% per annum.

     1.5 Accounts and Notes Receivable. The Sellers' Agents will deliver to Acquisition a schedule of all accounts and notes receivable (and the face amounts thereof) which are outstanding on the Closing Date (as hereinafter defined). All accounts and notes receivable listed on the schedule delivered at the Closing will constitute valid claims against third parties not affiliated with the Company arising in the ordinary course of business of the Company. The parties hereto agree that Acquisition may assign to the Sellers any accounts and notes receivable which are outstanding on the Closing Date, and which are uncollected as of the date six (6) months after the Closing Date, and concurrently with such assignment the Sellers shall pay to Acquisition in cash an amount equal to the aggregate value of such accounts and notes receivable to the extent the same exceeds the reserve for doubtful accounts on the Closing Balance Sheet. All amounts which are collected from an account or note debtor after the Closing Date shall be first applied to reduce the oldest outstanding balance on such account or with such note debtor.


                                    ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     The Sellers hereby jointly and severally represent and warrant to Holdings and Acquisition, as follows:

     2.1 Corporate Organization, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Missouri with all requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets. Exhibit 2.1.1 lists each of the states where the Company is qualified as a foreign corporation. The conduct of its business and its ownership or use of property do not require the Company to be qualified or licensed to do business as a foreign corporation in any state except those listed in Exhibit 2.1.1. Exhibit 2.1.2 contains complete and correct copies of the Company's (i) articles or certificate of incorporation; (ii) bylaws; and
(iii) certificates of authority for the states listed in Exhibit 2.1.1, each amended to date. The Company has all federal, state, local and foreign licenses, permits or other approvals required for the operation of its business as now being conducted.

     2.2 Capital Stock; Options. The authorized capital stock of the Company and the shares of capital stock of the Company issued and outstanding, of all classes, and the respective holdings of each of the Sellers, are as set forth in
Exhibit 2.2. The Shares represent all of the issued and, except for 242,125 shares of treasury stock, outstanding capital stock of the Company. All of the Shares are validly issued, fully paid and nonassessable and are owned by the Sellers, free and clear of all encumbrances or claims, except as set forth on
Exhibit 2.2. There are no issued and outstanding options, warrants, rights, securities, contracts, commitments, understandings or arrangements by which the Company is bound to issue any additional shares of its capital stock or options to purchase shares of its capital stock.

     2.3 Subsidiaries and Affiliates. The Company has no subsidiaries. Except as set forth in Exhibit 2.3, the Company has no Affiliates or investments in any other entity or business operation. The term "Affiliates" includes each shareholder, director, officer and employee of the Company, the family members of each Seller, and any director, officer or employee of the Company, and any corporation, partnership or other entity in which the Company, any Seller, any family member of a Seller or director or officer of the Company has any financial interest or is a controlling person, as that term is used in connection with the federal securities laws, if such person or entity has, or in the past had, a contractual relationship with or is transacting, or has in the past transacted, business with the Company. All of the outstanding shares of all classes of capital stock of each subsidiary of the Company are owned by the Company free of any liens, security interests, claims or encumbrances. The Company has no Affiliate whose liabilities or obligations will be assumed by Holdings or Acquisition.

     2.4 Authorization, etc. The Sellers have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. None of the Sellers are residents of any state that has enacted community property statutes nor are any of the Sellers subject to any community property statutes.

     2.5 No Violation. Except as set forth in Exhibit 2.5, the Company is not subject to or obligated under any article or certificate of incorporation, bylaw, Law (as defined in Section 12.5), or any agreement or instrument, or any license, franchise or permit, which would be breached or violated by the Sellers' execution, delivery and performance of this Agreement. The Sellers will comply with all applicable Laws in connection with their execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     2.6 Governmental Authorities. Except as set forth in Exhibit 2.6, neither the Sellers nor the Company are required to submit any notice, report or other filing with, and no consent, approval or authorization is required, by any governmental or regulatory authority in connection with their execution, delivery, consummation or performance of this Agreement or the transactions contemplated hereby.

     2.7 Financial Statements. Exhibit 2.7 contains the Company's audited statements of financial position as of June 30 for each of the years 1992 through 1996 and audited statements of income and retained earnings for the fiscal years then ended, each such statement being prepared by Donnelly Meiners Jordan Kline PC. All such statements of financial position and the notes thereto are complete and accurate and fairly present the financial position of the Company as of the respective dates thereof, and such statements of income and retained earnings and the notes thereto fairly present the results of operations for the periods therein referred to, all in accordance with GAAP consistently applied throughout the periods indicated (except as stated therein or in the notes thereto). The statement of financial position as of June 30, 1996 and the notes thereto are referred to as the "Balance Sheet." June 30, 1996 is referred to as the "Financial Statement Date."

     2.8 No Undisclosed Liabilities, Claims, etc. Except for (i) liabilities fully reflected or reserved against in the Balance

Sheet; (ii) regular and usual liabilities and obligations incurred in the ordinary course of business consistent with past practices after the Financial Statement Date (which shall in no event include any liabilities resulting from breach of contract, any negligent or intentional acts or omissions or any strict liability claim), and (iii) the items listed on Exhibit 2.8, the Company has no liabilities, obligations or claims (absolute, accrued, fixed or contingent, matured or unmatured, or otherwise), including liabilities, obligations or claims which may become known or which arise only after the Closing and which result from actions, omissions or occurrences of the Company prior to the Closing.

     2.9 Absence of Certain Changes. Except as set forth on Exhibit 2.9 or the certificate to be delivered pursuant to Sections 4.4 and 7.15, since the Financial Statement Date, there has not been (i) any adverse change in the business, prospects, financial condition, earnings or operations of the Company's business; (ii) any damage, destruction or loss, whether covered by insurance or not, adversely affecting the Company's properties and business;
(iii) any declaration, setting aside or payment of any dividend whether in cash, stock or property with respect to the Company's capital stock, or any redemption or other acquisition of such stock by the Company; (iv) any increase in the compensation payable or to become payable by the Company to its directors, officers, key employees, Affiliates or any of the Sellers or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such party; (v) any entry by the Company into any commitment or transaction, including, without limitation, any borrowing or capital expenditure other than in accordance with the Schedule of Capital Expenditures (Exhibit 2.25); (vi) any change by the Company in accounting methods, practices or principles; (vii) any adoption of any statute, rule, regulation or order which adversely affects the Company; (viii) any termination or waiver of any rights of value to the business of the Company;
(ix) any other transaction or event other than in the ordinary course of the Company's business; (x) any transaction or conduct inconsistent with the Company's past business practices; (xi) any adoption or amendment of any collective bargaining, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, or other plan, agreement, trust, fund or arrangement for the benefit of employees; or (xii) any agreement or understanding made or entered into to do any of the foregoing.

     2.10 Contracts. Exhibit 2.10 contains a schedule of, and copies of, all Contracts to which the Company is a party. The term "Contracts" shall include, but shall not be limited to, all oral (which shall be summarized in Exhibit 2.10) and written contracts, agreements, agency agreements, loan agreements, mortgages, indentures, deeds of trust, guarantees, commitments, joint venture agreements, purchase and/or sale agreements, collective bargaining, union, consulting and/or employment contracts, leases of real or personal property, easements, distribution or dealer agreements, service agreements, license agreements and advertising agreements (except there shall not be included agreements which do not exceed, in the case of any one agreement, an annual obligation of $50,000, and in the case of all agreements, an annual aggregate obligation of $500,000). The Company is not in default or alleged to be in default under any Contract nor are any of the Sellers aware of any default by any other party to any Contract, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute a default under any Contract. All of the Contracts are in full force and effect and constitute legal, valid and binding obligations of the parties thereto in accordance with their terms, and will remain in full force and effect after the Closing without any notice to or consent by any other party.

     2.11 True and Complete Copies. Copies of all agreements, contracts and documents delivered and to be delivered hereunder by the Sellers or the Company are and will be true and complete copies of such agreements, contracts and documents. All written summaries of oral agreements will be true and complete.

     2.12 Title and Related Matters. Except as set forth in Exhibit 2.12, the Company has good and marketable title to all of the properties and assets reflected in the Balance Sheet or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business and consistent with past practices), including without limitation, the specific assets referred to in Sections 2.12.1, 2.12.2 and
2.12.3 below, free and clear of all mortgages, security interests, liens, pledges, claims, escrows, options, rights of first refusal, indentures, easements, licenses, security agreements or other agreements, arrangements, contracts, commitments, understandings, obligations, charges or encumbrances of any kind or character, except as reflected on the Balance Sheet. The Company owns or leases, directly or indirectly, all of the assets and properties, and is a party to all licenses and other agreements, presently used or necessary to carry on the business or operations of the Company as presently conducted.

     2.12.1 Real Property.

     2.12.1.1 The Company has good and marketable title in fee simple to the land, including buildings and improvements thereon, shown on the Balance Sheet. All such land, buildings and improvements of the Company are owned free and clear of all encumbrances, restrictions and charges of every kind and character, including, without limitation, any of the various types listed above, except as set forth on Exhibit 2.12.

     2.12.1.2 The Company is not a tenant under any lease(s) of real property used by the Company except as described on Exhibit 2.10. With respect to the leased real property described on

Exhibit 2.10 and except as set forth on Exhibit 2.12: (i) all such leases are in full force and effect and constitute valid and binding obligations of the respective parties thereto; (ii) there have not been and there currently are not any defaults thereunder by any party thereto; (iii) no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling the lessor to terminate the lease; and (a) the continuation, validity and effectiveness of all such leases under the current rentals and other current terms thereof will in no way be affected by the transactions contemplated by this Agreement or, if any would be affected, the Sellers shall use all necessary means at their disposal to cause an appropriate consent to such transactions to be delivered to Holdings and Acquisition prior to the Closing Date at no cost or other adverse consequences to the Company ((i) through (iv) are hereinafter collectively referred to as "Lease Restrictions").

     2.12.1.3 Except as shown on Exhibit 2.12, each parcel of real property, building, structure and improvement owned, leased or otherwise utilized by the Company (collectively the "Premises") conforms to all applicable Laws, including zoning regulations, none of which will, upon the sale of the Shares to Holdings and Acquisition, prohibit the use of such properties, buildings, structures or improvements, for the purposes for which they are now utilized. The Premises are of good quality construction throughout, are in good condition and working order, are adequate for their intended purposes, have no structural or other substantial deficiencies, and are free from deferred maintenance.

     2.12.1.4 The Company does not currently have, and in the past has not had, any interest (as owner, tenant or otherwise) in any real property except as disclosed on Exhibit 2.12.

     2.12.2 Personal Property. The Company has good and marketable title to all the personal property and assets, tangible or intangible, shown on the Balance Sheet, except to the extent sold or disposed of in transactions entered into in the ordinary course of business consistent with past practices since the Financial Statement Date. The personal property in the aggregate is in good condition and working order, and each individual item of personal property which would cost in excess of $25,000 to replace is in good condition and working order. None of such assets are subject to any (i) contracts of sale or lease, except contracts for the sale of inventory in the ordinary and regular course of business; or (ii) security interests, encumbrances, liens or charges of any kind or character, except as set forth in Exhibit 2.12. Except as set forth in
Exhibit 2.12, there are no Lease Restrictions with respect to the personal property leased by the Company.

     2.12.3 Inventories. In addition to Section 2.12.2, the inventories of the Company included on the Balance Sheet, to be included on interim balance sheets provided pursuant to Section 4.8 and owned by the Company on the Closing Date:
(i) are valued with respect to each category of inventory at the lower of cost (on a FIFO basis) or market; and (ii) excluding the amount of any inventories included in any reserves on the Balance Sheet or the Closing Balance Sheet, do not include any items which are not usable or saleable in the normal course of the business of the Company as currently conducted within normal inventory "turn" experience, the value of which has not been fully written down, or with respect to which adequate reserves have not been provided. The Company has the proper amount of inventories to conduct its business consistent with past practices. There has not been since the Financial Statement Date any provision for markdowns or shrinkage with respect to inventories other than in the ordinary and regular course of business consistent with past practices or as otherwise consented to by Holdings and Acquisition.

     2.12.4 No Disposition of Assets. There has not been since the Financial Statement Date any sale, lease or any other disposition or distribution by the Company of any of its assets or properties and any other assets now or hereafter owned by it, except transactions in the ordinary and regular course of business consistent with past practices or as otherwise consented to by Holdings and Acquisition.

     2.13 Litigation. Except as set forth in Exhibit 2.13, there is no suit, action, investigation or proceeding pending or, to the knowledge of the Sellers, threatened against the Company or any of the Sellers which, if adversely determined, would adversely affect the business, prospects, operations, earnings, properties or the condition, financial or otherwise, of the Company, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company having, or which, insofar as can be reasonably foreseen, in the future may have, any such effect.

     2.14 Tax Matters. The term "Taxes" means all net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital, withholding, payroll, employment, excise, goods and services, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees or assessments, or other governmental charges of any kind whatsoever, together with any interest, fines and any penalties, additions to tax or additional amounts incurred or accrued under applicable Law or assessed, charged or imposed by any governmental authority, domestic or foreign, provided that any interest, penalties, additions to tax or additional amounts that relate to Taxes for any taxable period (including any portion of any taxable period ending on or before the Closing Date) shall be deemed to be Taxes for such period, regardless of when such items are incurred, accrued, assessed or imposed. For the purposes of this Section 2.14 and Section 6.4, the Company shall be deemed to include any predecessor of the Company or any person or entity from which the Company incurs a liability for Taxes as a result of any transferee liability. Except as stated in Exhibit 2.14.1:

     2.14.1 The Company has duly and timely filed (and prior to the Closing Date will duly and timely file) true, correct and complete tax returns, reports or estimates, all prepared in accordance with applicable Laws, for all years and periods (and portions thereof) and for all jurisdictions (whether federal, state, local or foreign) in which any such returns, reports or estimates were due. All Taxes shown as due and payable on such returns, reports and estimates have been paid, and there is no current liability for any Taxes due and payable in connection with any such returns. All Taxes not yet due and payable have been fully accrued on the books of the Company and adequate reserves have been established therefor; the charges, accruals and reserves for Taxes provided for on the financial statements delivered or to be delivered pursuant to Section 2.7 and Section 4.8 are adequate; and there are no unpaid assessments for additional Taxes for any period nor is there any basis therefor. Attached hereto as Exhibit
2.14.2 are copies of all federal, state and foreign tax returns filed by the Company for the past five (5) years.

     2.14.2 The Company is not, and never has been, a member of any consolidated, combined or unitary group for federal, state, local or foreign tax purposes. The Company is not a party to any joint venture, partnership or other arrangement that could be treated as a partnership for federal income tax purposes.

     2.14.3 The Company has (i) withheld all required amounts from its employees, agents, contractors and nonresidents and remitted such amounts to the proper agencies; (ii) paid all employer contributions and premiums and (iii) filed all federal, state, local and foreign returns and reports with respect to employee income tax withholding, and social security and unemployment taxes and premiums, all in compliance with the withholding tax provisions of the Code, as in effect for the applicable year or any prior provision thereof and other applicable Laws.

     2.14.4 The federal income tax returns of the Company have been examined by the Internal Revenue Service (the "IRS"), or have been closed by the applicable statute of limitations, for all periods through June 30, 1991; the state tax returns of the Company have been examined by the relevant state agencies or such returns have been closed by the applicable statute of limitations for all periods through June 30, 1991; no deficiencies or reassessments for any Taxes have been proposed, asserted or assessed against the Company by any federal, state, local or foreign taxing authority.

Exhibit 2.14.1 describes the status of any federal, state, local or foreign tax audits or other administrative proceedings, discussions or court proceedings that are presently pending with regard to any Taxes or tax returns of the Company (including a description of all issues raised by the taxing authorities in connection with any such audits or proceedings), and no additional issues are being asserted against the Company in connection with any existing audits or proceedings.

     2.14.5 The Company has not executed or filed any agreement or other document extending the period for assessment, reassessment or collection of any Taxes, and no power of attorney granted by the Company with respect to any Taxes is currently in force; provided, however, the Company currently is contesting and has appealed certain personal property taxes and has retained Brian Darcy as a consultant to advise the Company on methods of (i) applying for Tax refunds for prior periods and (ii) reducing its future Tax obligations, in either such case, by obtaining the benefits of all statutes and regulations available to the Company.

     2.14.6 The Company has not entered into any closing or other agreement with any taxing authority which affects any taxable year of the Company ending after the Closing Date. The Company is not a party to any tax sharing agreement or similar arrangement for the sharing of tax liabilities or benefits.

     2.14.7 The Company has not agreed to and is not required to make any adjustment by reason of a change in accounting methods that affects any taxable year ending after the Closing Date. The IRS has not proposed to the Company any such adjustment or change in accounting methods that affects any taxable year ending after the Closing Date. The Company has no application pending with any taxing authority requesting permission for any changes in accounting methods that relate to its business or operations and that affects any taxable year ending after the Closing Date.

     2.14.8 The Company has not consented to the application of Code Section 341(f).

     2.14.9 There is no contract, agreement, plan or arrangement covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment by the Company of any amount that would not be deductible by reason of Code Section 280G.

     2.14.10 No asset of the Company is tax exempt use property under Code
Section 168(h). Except for the real property of the Company located at 16002 W. 110th Street, Lenexa, Kansas, no portion of the cost of any asset of the Company has been financed directly or indirectly from the proceeds of any tax exempt state or local government obligation described in Code Section 103(a).

     2.14.11 None of the assets of the Company is property that the Company is required to treat as being owned by any other person pursuant to the safe harbor lease provision of former Code Section 168(f)(8).

     2.14.12 The Company does not have and has not had a permanent establishment in any foreign country and does not and has not engaged in a trade or business in any foreign country. Neither the Sellers nor the Company is a foreign person within the meaning of Code Section 1445.

     2.14.13 None of Holdings, Acquisition or the Company will be liable for any federal, state, local, foreign and other sales, use, documentary, recording, stamp, transfer or similar Taxes applicable to, imposed upon or arising out of the transfer of the Shares to Holdings and Acquisition and the transactions contemplated by this Agreement.

     2.15 Government Contracts. Except as disclosed in Exhibit 2.15, no Contract or other aspect of the business of the Company is subject to the Armed Services Procurement Regulations or other regulations of any governmental agency. The Company has not bid on or been awarded any "small business set aside contract," any other "set aside contract" or other order or contract requiring small business or other special status at any time during the last three (3) years. None of the Company's expected sales will be lost, and the Company's customer relations will not be damaged, as a result of the Company's continuing the operations of an entity that does not qualify as a small business.

     2.16 Compliance with Law.

     2.16.1 Except as disclosed on Exhibit 2.13, the Company has not previously failed and is not currently failing to comply with any applicable Laws relating to the business of the Company or the operation of its assets where such failure or failures would individually or in the aggregate have an adverse effect on the financial condition, business, operations or prospects of the Company. In particular, but without limiting the generality of the foregoing, the Company is in compliance with all applicable Laws relating to (i) anti-competitive practices, (ii) price fixing, (iii) health and safety, (iv) environmental and
(v) except as disclosed on Exhibit 2.13, employment and discrimination matters. Except as disclosed on Exhibit 2.13, there are no proceedings of record and no proceedings are pending or threatened, nor has the Company or any of the Sellers received any written notice regarding any violation of any Law, including, without limitation, any requirement of OSHA or any pollution or environmental control agency (including air and water).

     2.16.2 Exhibit 2.16 contains copies of all reports of inspections by representatives of any federal, state or local governmental entity or agency of the business and properties of the Company from January 1, 1991 through the date hereof under OSHA and under all other applicable health and safety Laws. The deficiencies, if any, noted on such reports or any deficiencies noted by such inspections through the Closing Date shall be corrected by the Closing Date. Except as disclosed on Exhibit 2.13, neither the Company or any of the Sellers know or have reason to know of any other safety, health, environmental, anti-competitive or discrimination problems relating to the financial condition, business, assets, operations, prospects, earnings or employment practices of the Company.

     2.17 Absence of Certain Business Practices. None of the Sellers, any person or entity related to or affiliated with any of the Sellers, any officer, employee or agent of the Company or any of the Sellers, any other person or entity acting on behalf of or associated with the Company or any of the Sellers, nor any other entity directly or indirectly owned or controlled by any of the Sellers or the Company, acting alone or together, has (i) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefit, regardless of its nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other entity or individual with whom the Company has done business directly or indirectly; or (ii) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other person or entity who is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (1) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (2) if not given in the past, might have had an adverse effect on the assets, business or operations of the Company as reflected in the financial statements set forth as Exhibit 2.7 or (3), if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company or which might subject the Company to suit or penalty in any private or governmental litigation or proceeding.

     2.18 ERISA and Related Employee Benefit Matters.

     2.18.1 Welfare Benefit Plans. Exhibit 2.18.1 lists each "employee welfare benefit plan" (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974 ("ERISA")) maintained by the Company or to which the Company contributes or is required to contribute, including any multiemployer plan ("Welfare Benefit Plan") and sets forth as of the most recent valuation date (i) the amount of any liability of the Company for payments due with respect to any Welfare Benefit Plan, (ii) the amount of any payment made and to be made, stated separately, by the Company with respect to any Welfare Benefit Plan for the plan year during which the Closing is to occur, and (iii) with respect to any Welfare Benefit Plan to which Section 505 of the Code applies, a statement of assets and liabilities for such Welfare Benefit Plan as of the most recent valuation date. Without limiting the foregoing, Exhibit
2.18.1 discloses any obligations of the Company to provide retiree health benefits to current or former employees of the Company.

     2.18.2 Pension Benefit Plans. Exhibit 2.18.2 lists each "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) maintained by the Company or to which the Company contributes or is required to contribute, including any multiemployer plan ("Pension Benefit Plan"). All costs of the Pension Benefit Plans have been provided for on the basis of consistent methods and, if applicable, in accordance with sound actuarial assumptions and practices that are acceptable under ERISA. With respect to each Pension Benefit Plan that is subject to Title I, Part 3 of ERISA (concerning "funding"), Exhibit 2.18.2 sets forth as of the valuation date (i) the unfunded liability for all accrued benefits, (ii) the funding method, (iii) the actuarially computed value of vested benefits, (iv) the fair market value of the assets held for funding purposes, (v) the amount and plan year of any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA (arising for any reason whatever) that exists with respect to any plan year, and (vi) the amount of any contribution by the Company paid and to be paid, stated separately, for the plan year during which the Closing is to occur. With respect to each Pension Benefit Plan that is not subject to Title I, Part 3 of ERISA, Exhibit 2.18.2 sets forth as of the valuation date (i) the amount of any liability of the Company for any contributions due with respect to such Pension Benefit Plan and (ii) the amount of any contribution paid and to be paid, stated separately, by the Company with respect to such Pension Benefit Plan for the plan year during which the Closing is to occur.

     2.18.3 Compliance with Applicable Law. Each of the Pension Benefit Plans, Welfare Benefit Plans, any related trust agreements, annuity contracts, and other funding instruments, comply with the provisions of ERISA and the Code and all other statutes, orders, governmental rules and regulations applicable to such Welfare Benefit Plans and Pension Benefit Plans. The Company has performed all of its obligations currently required to have been performed under all Welfare Benefit Plans and Pension Benefit Plans. There are no actions, suits or claims (other than routine claims for benefits) pending or threatened against or with respect to any Welfare Benefit Plans, Pension Benefit Plans or the assets of such plans, and no facts exist that could give rise to any actions, suits or claims (other than routine claims for benefits) against such plans or the assets of such plans. There have been no written or oral communications with the Internal Revenue Service, Department of Labor or any other federal, state or local government entity. Each Pension Benefit Plan is qualified in form and operation under Section 401(a) of the Code, the Internal Revenue

Service has issued a favorable determination letter with respect to each Pension Benefit Plan, and no event has occurred that will or could give rise to a disqualification of any Pension Benefit Plan under Code section 401(a). No event has occurred that will or could subject any Welfare Benefit Plan or Pension Benefit Plan to tax under Section 511 of the Code.

     2.18.4 Administration of Plans. Each Welfare Benefit Plan and each Pension Benefit Plan has been administered to date in compliance with the requirements of ERISA and the Code. No assets of any Pension Benefit Plan or Welfare Benefit Plan are invested, directly or indirectly, in any obligation or security of the Company or its Affiliates or in any real or personal property of the Company or its Affiliates. No plan fiduciary of any Welfare Benefit Plan or Pension Benefit Plan has engaged in (i) any transaction in violation of Section 406(a) or (b) of ERISA, or (ii) any "prohibited transaction" (within the meaning of Section 4975(c)(1) of the Code) for which no exemption exists under Section 408 of ERISA or Section 4975(d) of the Code.

     2.18.5 Title IV Plans. With respect to each Pension Benefit Plan which is subject to the provisions of Title IV of ERISA in which the Company (for purposes of this subsection the Company shall include each trade or business, whether or not incorporated, which is a member of a group of which the Company is a member and which is under common control within the meaning of Section 414 of the Code and the regulations thereunder) participates or has participated,
(i) the Company has not withdrawn from such Pension Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (ii) the Company has not completely or partially withdrawn from a Pension Benefit Plan that is a multiemployer plan, and the liability to which the Company would become subject under ERISA if the Company were to withdraw completely from all multiemployer plans in which it currently participates is not in excess of $10,000 as of the most recent valuation date applicable thereto, (iii) the Company has not filed a notice of intent to terminate any such Pension Benefit Plan or adopted any amendment to treat such Pension Benefit Plan as terminated, (iv) the Pension Benefit Guaranty Corporation has not instituted proceedings to terminate any such Pension Benefit Plan, (v) no other event or condition has occurred that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a Trustee to administer, any such Pension Benefit Plan, (vi) all required premium payments to the Pension Benefit Guaranty Corporation have been paid when due, and (vii) no "reportable event" (as described in Section 4043 of ERISA and the regulations thereunder) has occurred with respect to said Pension Benefit Plan.

     2.18.6 Other Employee Benefit Plans and Agreements. Exhibit 2.18.3 lists each cafeteria, fringe benefit, profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare, or other incentive plan or agreement, employment agreement not terminable on thirty (30) days or less written notice, and any other employee benefit plan, agreement, arrangement, or commitment not previously listed on the Exhibits to this Section that is maintained by the Company or to which the Company contributes or is required to contribute.

     2.18.7 Copies of Plans. Exhibit 2.18.4 includes true and complete copies of: each Welfare Benefit Plan; each Pension Benefit Plan; related service agreements, trust agreements, annuity contracts, insurance contracts and other funding instruments; each plan, agreement, arrangement, and commitment referred to in Section 2.18.6; favorable determination letters; annual reports (Form 5500 series) required to be filed with any governmental agency for each Welfare Benefit Plan, Pension Benefit Plan, and fringe benefit plan for the three most recent plan years, including, without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants; current summary plan descriptions; and actuarial reports as of the last valuation date for each Pension Benefit Plan that is subject to Title IV of ERISA.

     2.18.8 Continuation Coverage Requirements for Health Plans. All group health plans of the Company (including any plans of affiliates of the Company that must be taken into account under Section 4980B of the Code) have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Title I, Part 6 of ERISA.

     2.18.9 Valid Obligations. All Welfare Benefit Plans, Pension Benefit Plans, related trust agreements, annuity contracts or other funding instruments, and all plans, agreements, arrangements and commitments referred to in Section
2.18.6 are legal, valid and binding and in full force and effect, and there are no defaults thereunder. No insurance contract, annuity contract or other funding instrument with any financial entity or other organization would impose a penalty, discount, market value adjustment, or other reduction on account of the withdrawal of assets from such organization or the change in investment of such assets. Except as specified in Exhibit 2.18.5, none of the rights of the Company thereunder will be impaired by the consummation of the transactions contemplated by this Agreement, and all of the rights of the Company thereunder will be enforceable by Holdings and Acquisition, as the case may be, at and after the Closing without the consent or agreement of any other party other than consents and agreements specifically listed in Exhibit 2.18.5.

     2.19 Intellectual Property. The Company has good and marketable title to, owns all right, title, and interest in the United States in, to, and under, and
Exhibit 2.19 contains a detailed listing of, each copyright, trademark, trade name, service mark, trade dress, patent, franchise, trade secret, product designation, formula, process, know-how, right of publicity, design, registration of any of the foregoing, and application for any patent or registration, and other similar rights (collectively "Intellectual Property Rights") used in, or necessary for, the operation of its business as currently conducted. Except as otherwise set forth on Exhibit 2.19, all of said Intellectual Property Rights, the right to use them, and the right to convey them are free and clear of all royalty and other obligations, security interests, liens and encumbrances. The Company has the right to use all Intellectual Property Rights used in, or necessary for, the operation of its business as currently conducted. The Company has taken all action necessary to protect against and defend against, and neither the Company nor any of the Sellers has any knowledge of, any conflicting use of any such Intellectual Property Rights. The Company has not utilized, nor does it utilize, any Intellectual Property Rights, except those which are set forth in Exhibit 2.19. Except as set forth in Exhibit 2.19, the Company is not a party in any capacity to any franchise, license, royalty or other agreement respecting or restricting any Intellectual Property Rights, and, except as set forth on Exhibit 2.19, the Intellectual Property Rights of the Company do not conflict with the Intellectual Property Rights or other rights of any third party. No product, including final and intermediate products, made, imported, offered for sale, sold or distributed by the Company, or service provided by the Company, or process used by the Company, violates any license or infringes any Intellectual Property Rights or other rights of any third party, and, except as set forth on
Exhibit 2.19, there are no pending claims or demands by any third party to the contrary. Neither the Company nor the Sellers are aware that any such claim or demand will be or is likely to be made or of any fact or circumstance that could reasonably give rise to such a claim or demand. The Intellectual Property Rights are valid and enforceable.

     2.20 Labor Relations. Except as set forth in Exhibit 2.20, there have been no strikes, work stoppages or any demands for collective bargaining by any union or labor organization since January 1, 1993; there is no collective bargaining relationship between the Company and any union; there is no dispute or controversy with any union or other organization of the Company's employees and there are no arbitration proceedings pending or threatened involving a dispute or controversy. The Company is in full compliance with all Laws respecting employment and employment practices, terms and conditions of employment and wages and hours including, without limitation, the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act of 1990, the Veterans Reemployment Rights Act, the Equal Employment Opportunities Act, as amended by the Civil Rights Act of 1991, the Occupational Safety and Health Act, the Employee Retirement Income Security Act of 1974, the Immigration Reform and Control Act of 1986, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Older Workers

Benefit Protection Act, and all other Laws, each as amended to date, relating to employer/employee rights and obligations. The Company currently has satisfactory relationships with its employees. Except as disclosed in Exhibit 2.20 and since January 1, 1993, no officers of the Company have resigned, advised the Company of an intention to resign from such employment or refused to continue employment with the Company. Exhibit 2.20 lists each former employee and/or officer of the Company whose aggregate annualized compensation exceeded $200,000 and whose employment by the Company has ceased for any reasons since January 1, 1993. Set forth opposite the name of each such employee and/or officer are: the positions held; the beginning and ending employment dates; and the reason for the cessation of employment.

     2.21 Insurance. Exhibit 2.21 lists and includes copies of all certificates of coverage regarding all of the Company's existing insurance policies, the premiums therefor and the coverage of each policy. Such policies and the amount of coverage and the risks insured are, in the aggregate, sufficient to protect and insure the Company against perils which good business practice demands be insured against or which are normally insured against by other industry members similarly situated, and will remain in full force and effect after the Closing.

     2.22 Suppliers. No suppliers of goods or services to the Company that has made sales or provided services representing, individually or in the aggregate, more than $200,000 in payments or commitments by the Company within the last 12 months has (i) ceased, or indicated any intention to cease, doing business with the Company, or (ii) changed or indicated any intention to change any terms or conditions for future supply or sale of products or services from the terms or conditions that existed with respect to the supply or sale of such products or services during the 12-month period ending on the date hereof.

     2.23 Environmental.

     2.23.1 For purposes of this Section:

     2.23.1.1 "Hazardous Materials" means any hazardous, .infectious or toxic substance, chemical, pollutant, contaminant, emission or waste which is or becomes regulated by any local, state, federal or foreign authority. Hazardous Materials include, without limitation, anything which is: (i) defined as a "pollutant" pursuant to 33 U.S.C. ss. 1362(6); (ii) defined as a "hazardous waste" pursuant to 42 U.S.C. ss. 6921; (iii) defined as a "regulated substance" pursuant to 42 U.S.C. ss. 6991; (iv) defined as a "hazardous substance" pursuant to 42 U.S.C. ss. 9601(14); (v) defined as a "pollutant or contaminant" pursuant to 42 U.S.C. ss. 9601(33); (vi) petroleum; (vii) asbestos; and (viii) polychlorinated biphenyl.

     2.23.1.2 "Environmental Laws and Regulations" means all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Laws relating to pollution, nuisance, or the environment including, without limitation, (i) the Federal Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq.; (ii) the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss.ss. 9601 et seq.; (iii) the Federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.ss. 1101 et seq.; (iv) the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.ss. 136 et seq.; (v) the Federal Water Pollution Control Act, 33 U.S.C. ss.ss. 1251 et seq.; (vi) the Solid Waste Disposal Act, 42 U.S.C. ss.ss. 6901 et seq.; (vii) the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq.; (viii) Laws relating in whole or part to emissions, discharges, releases, or threatened releases of any Hazardous Material; and (ix) Laws relating in whole or part to the manufacture, processing, distribution, use, coverage, disposal, transportation, storage or handling of any Hazardous Material.

     2.23.2 The operations and activities of the Company comply, and have in the past complied, in all respects, with all Environmental Laws and Regulations. There are no pending or currently proposed changes to any Environmental Laws and Regulations which, when implemented or effective, may affect the operations of the Company.

     2.23.3 The Company has obtained and is and has been in full compliance with all requirements, permits, licenses and other authorizations which are required with respect to the Company's operations, as well as the transactions contemplated hereby under all Environmental Laws and Regulations. Exhibit 2.23 lists each such permit, license or other authorization. There are no other such permits, licenses or other authorizations which are required by any Environmental Laws and Regulations to be obtained after the Closing.

     2.23.4 There is no civil, criminal, administrative or other action, suit, demand, claim, hearing, notice of violation, proceeding, investigation, notice or demand pending, received, or, to the best knowledge of the Company, threatened against the Company relating in any way to any Environmental Laws and Regulations.

     2.23.5 The Company has not caused or experienced any past or present events, conditions, circumstances, plans or other matters which: (i) are not in compliance with all Environmental Laws and Regulations; (ii) may give rise to any statutory, common law, or other legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation or investigation based on or relating to Hazardous Materials including, without limitation, such matters relating to any property owned, leased or utilized by the Company at any time;

(iii) arise from inventory of or waste from Hazardous Materials; or (iv) arise from any off-site disposal, release or threatened release of Hazardous Materials.

     2.23.6 No asbestos, polychlorinated biphenyls, lead-based paints, or radon are on any real property or in any building now or previously owned, operated, leased or utilized by the Company.

     2.23.7 No employee or former employee of the Company has been exposed to any Hazardous Material owned, produced or utilized by the Company or any former subsidiary.

     2.23.8 The Company has not received any notice or indication from any governmental agency or private or public entity advising it that it is or may be responsible for any investigation or response costs with respect to a release, threatened release or cleanup of chemicals or materials produced by or resulting from any business, commercial or industrial activities, operations or processes, including, without limitation, any Hazardous Materials. The Company is not aware of any facts which might give rise to such notices.

     2.23.9 Except for the concrete vault located at 9700 Commerce Parkway, Lenexa, Kansas which is used to store mineral spirits, no underground tanks, piping or subsurface structures of any type exist or have existed on any real property now or previously owned, operated, leased or utilized by the Company.

     2.23.10 Exhibit 2.23 contains complete copies of all environmental investigations, assessments, audits, studies, tests and related materials in possession of the Company, or known to the Company to exist, which relate to the current or prior operations of the Company or any real property now or previously owned, operated, leased or utilized by the Company.

     2.24 Capital Expenditures. The Company has outstanding commitments for capital expenditures as set forth in Exhibit 2.24 which includes a schedule of substantially all monies disbursed on account of capital expenditures made by the Company between the Financial Statement Date and the date hereof. After the date hereof, no capital expenditures or commitments in excess of $200,000 in the aggregate will be made by the Company, except as set forth in Exhibit 2.24 or with Holdings' and Acquisition's prior written consent.

     2.25 Warranties. Except as set forth in Exhibit 2.25, there are no claims existing or threatened under or pursuant to any warranty, whether expressed or implied, on products or services sold by the Company and the Balance Sheet reserves, if any, for anticipated claims are adequate to cover any such claims.
Exhibit 2.25 includes a copy of the form of all written warranties furnished by the Company to purchasers of any product since January 1, 1993.

     2.26 Dealings with Affiliates. Exhibit 2.26 sets forth a complete list (including the parties) and copies (or a detailed summary in the case of an oral agreement) of all oral or written contracts, arrangements or other agreements to which the Company or any Affiliate is, will be or has been a party at any time from January 1, 1993, to the Closing Date, and to which any other Affiliate or the Company was or is also a party.

     2.27 Business Generally. Since July 1, 1996, there have been no events, transactions or information which have come to the attention of the Sellers (other than matters in the public domain) which could be expected to have an adverse effect on the business and operations of the Company, and the Company is not a party to any agreement, contract or covenant limiting the Company from competing in any line of business or with any person or other entity in any geographic area.

     2.28 Bank Accounts. Exhibit 2.28 is a list of all bank accounts, lock boxes, post office boxes and safe deposit boxes maintained in the name of or controlled by the Company and the names of the persons having access thereto.

     2.29 Disclosure. No representation or warranty made by the Sellers in this Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to Holdings or Acquisition, by or on behalf of the Sellers in connection with any of the transactions contemplated by this Agreement contains any untrue statement of fact or omits to state a fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made.


                                    ARTICLE 3

           REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND ACQUISITION

     Holdings and Acquisition hereby represent and warrant to the Sellers, as follows:

     3.1 Corporate Organization, etc. Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and will be qualified to do business in Kansas on the Closing Date. Holdings is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

     3.2 Capitalization. Holdings has authorized capital stock consisting of 100,000 shares of Common Stock, par value $.01 per share. Acquisition has authorized capital stock consisting of 100,000 shares of Common Stock, par value $.01 per share.

     3.3 Authorization, etc. Each of Holdings and Acquisition has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of each of Holdings and Acquisition has duly authorized the execution and delivery of this Agreement and the transactions contemplated hereby, and no other corporate proceedings on its part are necessary to authorize this Agreement and the transactions contemplated hereby.

     3.4 No Violation. Neither Holdings nor Acquisition is subject to or obligated under any certificate of incorporation, bylaw, Law, or any agreement or instrument, or any license, franchise or permit, which would be breached or violated by its execution, delivery or performance of this Agreement. Each of Holdings and Acquisition will comply with all Laws in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     3.5 Governmental Authorities. Neither Holdings nor Acquisition is required to submit any notice, report or other filing with and no consent, approval or authorization is required by any governmental or regulatory authority in connection with Holdings' and Acquisition's execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.


                                    ARTICLE 4

                            COVENANTS OF THE SELLERS

     Except as otherwise consented to or approved by Holdings and Acquisition in writing, until the Closing, the Sellers jointly and severally covenant and agree (and will cause the Company to act or refrain from acting where required hereinafter) as follows:

     4.1 Regular Course of Business. The Company will operate its business in the ordinary course, diligently and in good faith, consistent with past management practices; will maintain all of its properties in customary repair, order and condition, reasonable wear and tear excepted; will maintain (except for expiration due to lapse of time) all leases and contracts described herein in effect without change except as expressly provided herein; will comply with the provisions of all Laws applicable to the conduct of its business; will not engage in any significant or unusual transaction; will not cancel, release, waive or compromise any debt, claim or right in its favor having a value in excess of $25,000; will maintain insurance coverage up to the Closing Date in amounts adequate to protect and insure the Company against perils which good business practice demands be insured against or which are normally insured against by other industry members similarly situated.

     4.2 Amendments. Except as required for the transactions contemplated in this Agreement, no change or amendment shall be made in the Company's articles or certificate of incorporation or bylaws. The Company will not merge into or consolidate with any other corporation or person, or change the character of its business.

     4.3 Capital Changes. The Company will not issue or sell any shares of its capital stock of any class or issue or sell any securities convertible into, or options, warrants to purchase or rights to subscribe to, any shares of its capital stock of any class.

     4.4 Redemptions; Distributions; Bonuses. The Company will not acquire any shares of its capital stock and will not declare or pay any dividend or other distribution in respect of its capital stock without delivering written notice of such declaration or payment to Holdings and Acquisition within five (5) days after the declaration or payment, as the case may be, of such dividend or other distribution (but in no event later than two (2) days prior to Closing). Concurrently with the execution of this Agreement, the Chief Financial Officer of the Company shall deliver to Holdings and Acquisition a certificate which sets forth the bonuses to be paid to Sellers and the employees of the Company. Except for the payment of bonuses in accordance with such certificate, the Company will not pay, set aside, accrue, agree to or become liable in any manner for any bonus, of any nature or type, to the Sellers or to any employee or officer of the Company.

     4.5 Capital Expenditures. The Company will not make any capital expenditures, or commitments with respect thereto, except as set forth in
Exhibit 2.24.

     4.6 Borrowing. The Company will not (i) incur, assume or guarantee any indebtedness or capital leases, (ii) create or permit to become effective any mortgage, pledge, lien, encumbrance or charge of any kind upon its assets other than in the ordinary course of business or (iii) prepay any debt or obligation in excess of $500,000 in the aggregate (except for prepaying trade accounts payable in the normal course of business to take advantage of cash discounts and for paying down the Company's seasonal working capital revolver).

     4.7 Other Commitments. Except in the ordinary course of business consistent with past practices, the Company will not enter into any transaction, make any commitment or incur any obligation.

     4.8 Interim Financial Information. The Company will supply Holdings and Acquisition with unaudited monthly financial statements on the earlier of (i) fifteen (15) days following the end of each month ending between the Financial Statement Date and the Closing Date or (ii) the date such unaudited monthly financial statements are prepared, in either case, certified by its President and chief financial officer as having been prepared in accordance with procedures employed by the Company in preparing prior monthly financial statements. All such financial statements shall be accompanied by a certificate of the Company's President and chief financial officer certifying that such financial statements were prepared in accordance with GAAP applied on a basis consistent with the unaudited financial statements for the preceding months and such unaudited statements include all adjustments (all of which were normal recurring adjustments) necessary to fairly present the financial position, results of operations and changes in financial position at and for such period.

     4.9 Full Access and Disclosure.

     4.9.1 The Company shall afford to Holdings, Acquisition and their counsel, accountants and other authorized representatives access during business hours to the Company's plants, properties, books and records in order that Holdings and Acquisition may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of the Company and the Company will cause its officers and employees to furnish such additional financial and operating data and other information as Holdings and Acquisition shall from time to time reasonably request.

     4.9.2 From time to time prior to the Closing Date, the Company will promptly supplement or amend in writing information previously delivered to Holdings or Acquisition with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or disclosed.

     4.10 Consents. The Company will use its best efforts to obtain on or prior to the Closing Date all consents necessary to the consummation of the transactions contemplated hereby. The use of best efforts shall not require the expenditure of money.

     4.11 Breach of Agreement. Neither the Sellers nor the Company will take any action which, if taken prior to the Closing Date, would constitute a breach of this Agreement.

     4.12 Further Assurances. The Company, the Sellers and the Company's counsel will furnish Holdings or Acquisition with such other and further documents, certificates, opinions, consents and information as either Holdings or Acquisition shall reasonably request to enable Holdings or Acquisition to attempt to borrow funds from a bank or other lending entity or individual(s) for the purchase of the Shares and to evidence compliance with the terms and conditions of any credit agreement to be entered into between Holdings or Acquisition and a bank and/or other lending entities or individuals.

     4.13 Fulfillment of Conditions. The Sellers and the Company will take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith, to satisfy each condition to the obligations of Holdings and Acquisition contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.


                                    ARTICLE 5

                      COVENANTS OF HOLDINGS AND ACQUISITION

     Holdings and Acquisition hereby covenant and agree with the Sellers that:

     5.1 Confidentiality. Each of Holdings and Acquisition will hold in strict confidence and not disclose to any other party (other than its counsel and other advisors), without the prior consent of the Sellers' Agents, all information received by Holdings or Acquisition from any of the Sellers or the Company, any of the Company's officers, directors, employees, agents, counsel or auditors in connection with the transactions contemplated hereby, except as may be required by applicable law or as otherwise contemplated herein.

     5.2 Books and Records. Each of Holdings and Acquisition shall preserve and keep the Company's books and records delivered hereunder for a period of three
(3) years from the date hereof and shall, during such period, make such books and records available to former officers and directors of the Company for any reasonable purpose.


                                    ARTICLE 6

                                OTHER AGREEMENTS

     Holdings, Acquisition and the Sellers covenant and agree that:

     6.1 Agreement to Defend. In the event any action, suit, proceeding or investigation of the nature specified in Section 7.5 or Section 8.2 hereof is commenced, whether before or after the Closing Date, all the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto.

     6.2 Consultants, Brokers and Finders. Except for Barrington Associates, whose fees and commissions shall be paid by Acquisition at or promptly after the Closing, the Sellers, Holdings and Acquisition each represent and warrant to the other that they have not retained any consultant, broker or finder in connection with the transactions contemplated by this Agreement. Except for the Assumed Expenses (as defined in Section 12.3), the Sellers, Holdings and Acquisition each hereby agree to indemnify, defend and hold the other party and its officers, directors, employees and affiliates, harmless from and against any and all claims, liabilities or expenses for any brokerage fees, commissions or finders fees due to any consultant, broker or finder retained by the indemnifying party.

     6.3 Wolff Noncompetition Agreement. At the Closing, Wolff will enter into a Noncompetition Agreement with Acquisition, in substantially the form set forth as Exhibit 6.3.

     6.4 Taxes.

     6.4.1 The Sellers shall be liable and indemnify Holdings, Acquisition and the Company for all Taxes of the Company to the extent such Taxes are not adequately provided for as current Taxes on the Balance Sheet (i) for taxable periods ending on or before the Closing Date and (ii) for any period not ending on or before the Closing Date, for the portion of any Taxes attributable to the period ending on the Closing Date.

     6.4.2 All Taxes attributable to the operations of the Company for periods after the Closing Date shall be borne by the Company. For any period that includes but does not end on the Closing Date, (i) liability for any Taxes determined by reference to income, capital gains, gross income, gross receipts, sales, net profits, windfall profits or similar items or resulting from a transfer of assets shall be allocated between the Sellers and the Company based on the date on which such items accrued; and (ii) liability for all other Taxes shall be allocated between the Sellers and the Company, pro rata based on the number of days in the taxable period for which each party is liable for Taxes hereunder. With respect to the Subchapter S Corporation tax year of the Company that ends on the Closing Date, the tax liability of the Sellers for items described in Code Section 1366(a) shall be determined as provided in Code
Section 1362(e)(3) and an appropriate election shall be made thereunder. The Sellers agree that the Sellers will not permit the Subchapter S Corporation status of the Company to terminate prior to the Closing Date.

     6.4.3 The Sellers shall cause the Company to prepare and file all tax returns and reports of the Company due on or prior to the Closing Date, which returns and reports shall be prepared and filed timely and on a basis consistent with existing procedures for preparing such returns and reports and in a manner consistent with prior practice with respect to the treatment of specific items on the returns or reports; provided, however, that if the treatment of any item on any such return or report has not been provided by prior practice, the Sellers shall cause the Company to report such items in a manner that would result in the least amount of tax liability to the Company, Holdings and Acquisition for periods ending after the Closing Date. Holdings and Acquisition shall cause the Company to prepare and file all tax returns and reports of the Company due after the Closing Date, which returns and reports, to the extent they relate to taxable periods beginning prior to, but including the Closing Date, and for the purpose of determining the Sellers' liability for Taxes, shall be prepared and filed timely and on a basis consistent with existing procedures for preparing such returns and in a manner consistent with prior practice with respect to the treatment of specific items on the returns and reports, unless such treatment does not have sufficient legal support to avoid the imposition of penalties. In the event the Sellers are liable under Section 6.4.1 hereof for Taxes due in connection with the returns described in the preceding sentence, the Sellers shall pay the amount of such liability to the Company immediately upon request or at least three (3) business days prior to the filing of such returns, whichever is later.

     6.4.4 Holdings, Acquisition, the Company and the Sellers shall provide each other with such assistance as may reasonably be requested by the others in connection with the preparation of any return or report of Taxes, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liabilities for Taxes. Holdings, Acquisition, the Company and the Sellers will retain for the full period of any statute of limitations and provide the others with any records or information which may be relevant to such preparation, audit, examination, proceeding or determination.

     6.4.5 If in connection with any examination, investigation, audit or other proceeding in respect of any tax return covering the operations of the Company on or before the Closing Date, any governmental body or authority issues to the Company a written notice of deficiency, a notice of reassessment, a proposed adjustment, an assertion of claim or demand concerning the taxable period covered by such return, Holdings, Acquisition or the Company shall notify the Sellers' Agents of its receipt of such communication from the governmental body or authority within thirty (30) business days after receiving such notice of deficiency, reassessment, adjustment or assertion of claim or demand. No failure or delay of Holdings, Acquisition or the Company in the performance of the foregoing shall reduce or otherwise affect the obligations or liabilities of the Sellers pursuant to this Agreement, except to the extent that such failure or delay shall have adversely affected the Sellers' ability to defend against any liability or claim for Taxes that the Sellers are obligated to pay hereunder. Except as provided below, the Sellers shall, at his, her or its expense, have the nonexclusive right to participate in the contest of any such assessment, proposal, claim, reassessment, demand or other proceedings in connection with any tax return covering taxable periods of the Company ending on or before the Closing Date. Holdings, Acquisition and the Company will not be obligated to settle or resolve any issue related to Taxes for such a period, which, if so settled or resolved, could have an effect on the Company, Holdings or Acquisition for periods after the Closing Date, unless the Sellers' Agents agree in writing with Holdings, Acquisition and the Company, in terms reasonably satisfactory to Holdings, Acquisition and the Company, to indemnify Holdings, Acquisition and the Company from any cost, damage, loss or expense relating to such settlement or resolution. Notwithstanding anything in this Agreement to the contrary, if any examination, investigation, audit or other proceeding relates to a tax return for a period that begins before and ends after the Closing Date, Holdings, Acquisition and the Company shall solely participate in, control and resolve such examination, investigation, audit or other proceeding, provided that Holdings and Acquisition shall communicate with the Sellers' Agents regarding the status of such examination, investigation, audit or proceeding.

     6.4.6 If the Company receives any refund for Taxes attributable to the period prior to the Closing, such refund shall be paid promptly to the Sellers by the Company, pro rata according to each Seller's ownership interest in the Company immediately prior to the Closing. Any amounts to be paid to the Sellers pursuant to this paragraph shall be deemed to be a post-Closing purchase price adjustment.

     6.5 Life Insurance. Provided the Closing occurs, the parties agree that in connection with the Closing Wolff, Barry Golden, John Menghini and Robert Shaw shall each have the individual option to require that the Company (i) assign to such individual the entire life insurance policy owned by the Company which insures the respective life of such individual (including any cash values thereon if requested by any of such individuals), or (ii) assign to such individual just the life insurance portion of such policy, excluding any cash values on such policies. Such options shall be exercised by delivering written notice thereof to the Company no later than the Closing Date. The cash value of any life insurance policy assigned by the Company to any of such individuals shall be paid to the Company or its successor no later than the time of delivery of the Closing Financials and Computations. At the time such policies are renewed, such individuals shall have the option of paying the premiums for such policies or letting the policies lapse.

     6.6 Conditions Precedent. The Sellers, Holdings and Acquisition each agree that the following conditions precedent must be satisfied before this Agreement shall be effective and binding upon any party to this Agreement:

     6.6.1 Wolff Employment Agreement. No later than January 31, 1997, Wolff and Acquisition shall have agreed upon the form of an Employment Agreement to be executed by Wolff and Acquisition at Closing (the "Wolff Employment Agreement"). Wolff and Acquisition shall each indicate their agreement to the form of the Wolff Employment Agreement by initialling the form of such document no later than January 31, 1997 and attaching the initialled document to this Agreement as
Exhibit 6.6.1.

     6.6.2 Subscription and Stockholders Agreement. No later than January 31, 1997, the Sellers' Agents and Holdings shall have agreed upon the form of a Subscription and Stockholders Agreement to be executed by all the stockholders of Holdings at Closing (the "Subscription Agreement"). Sellers' Agents and Holdings shall each indicate their agreement to the form of the Subscription Agreement by initialling the form of such document no later than January 31, 1997 and attaching the initialled document to this Agreement as Exhibit 6.6.2.

     6.6.3 Consulting Fees. No later than January 31, 1997, the Sellers' Agents and Holdings shall have agreed upon the fees to be paid to TJC Management Corporation ("TJC") pursuant to the consulting agreement to be executed between Holdings and TJC at Closing. Sellers' Agents and Holdings shall each indicate their agreement to the amount of such fees by executing a letter agreement regarding same no later than January 31, 1997.

     6.6.4 Approval of Exhibits. No later than January 31, 1997, the Sellers' Agents shall have delivered to Holdings and Acquisition all of the materials to be included in the Exhibits to Article 2 of this Agreement. Holdings and Acquisition shall have until February 15, 1997 to review and accept same. If prior to February 15, 1997, neither Holdings nor Acquisition delivers to the Sellers' Agents a written letter indicating that such party does not wish to proceed with the transactions contemplated by this Agreement, then the materials delivered to Holdings and Acquisition shall be deemed to be the Exhibits to this Agreement by all of the parties to this Agreement; provided, however, Holdings' and Acquisition's acceptance and review of such materials as the Exhibits to this Agreement shall not be deemed to waive or otherwise affect their rights under Article 11 of this Agreement.

     6.6.5 Failure to Satisfy Conditions. If each of the conditions precedent set forth in Sections 6.7.1, 6.7.2, 6.7.3 and 6.7.4 of this Agreement is not satisfied by the dates required therein, then this Agreement shall be deemed void ab initio and of no force or effect and no party to this Agreement shall have any obligation or liability to any other party to this Agreement.

     6.7 Durable Power of Attorney. Concurrently with the execution of this Agreement, the Sellers' Agents shall deliver to Holdings and Acquisition an executed copy of the Durable Power of Attorney for those Sellers who are executing this Agreement by power of attorney.

     6.8 Transfer of Hawker. Provided the Closing occurs, the parties agree that in connection with the Closing Wolff shall have the option to require the Company to assign to him title to the Hawker 1000 aircraft upon payment to the Company from Wolff of the book value of such aircraft as shown on the general ledger of the Company as of the Closing Date.


                                    ARTICLE 7

            CONDITIONS TO THE OBLIGATIONS OF HOLDINGS AND ACQUISITION

     Each and every obligation of Holdings and Acquisition under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by Holdings and Acquisition:

     7.1 Representations and Warranties; Performance. The representations and warranties made by the Sellers herein shall be true and correct on the date of this Agreement and on the Closing Date with the same effect as though made on such date; the Sellers shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date; the Sellers shall have, and shall have caused the President and chief financial officer of the Company to have delivered to Holdings and Acquisition a certificate, dated the Closing Date, in the form designated Exhibit 7.1 hereto, certifying to such matters and the other conditions contained in this Article 7.

     7.2 Consents and Approvals. All consents from and filings with third parties, regulators and governmental agencies required to consummate the transactions contemplated hereby, or which, either individually or in the aggregate, if not obtained, would cause an adverse effect on the Company's financial condition or business shall have been obtained and delivered to Holdings and Acquisition.

     7.3 Opinion of the Sellers' Counsel. Holdings and Acquisition shall have received an opinion of the Sellers' counsel, dated the Closing Date, substantially in the form attached hereto as Exhibit 7.3.

     7.4 No Adverse Change. There shall have been no adverse change since the Financial Statement Date in the business, prospects, financial condition, earnings or operations of the Company's business.

     7.5 No Proceeding or Litigation. No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced or threatened, and no investigation by any governmental or regulatory authority shall have been commenced or threatened against any of the Sellers, the Company, Holdings, Acquisition or any of their respective principals, officers or directors seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

     7.6 Comfort Letter and Solvency Certificate. Holdings and Acquisition shall have received (i) a "comfort" letter from the Company's independent certified public accountants, dated the Closing Date, based upon a limited review (but not an audit) conducted no earlier than five (5) business days preceding the Closing Date and (ii) a "solvency" certificate from the Company's President and chief financial officer substantially in the forms of Exhibits 7.6.1 and 7.6.2 hereto, respectively, which documents shall relate to the operations and financial conditions of the Company and the interim financial statements delivered pursuant to Section 4.8 hereof.

     7.7 Financial Condition at Closing.

     7.7.1 Except for liabilities set forth in the Balance Sheet and accounts payable incurred in the ordinary course of business of the Company consistent with past practices, the Company shall not owe any debt at the Closing Date. The term "debt" includes notes payable and the short-term and long-term portions of any and all debt or obligations, including capitalized lease obligations.

     7.7.2 The mix and composition of the assets and liabilities of the Company on the Closing Date will not be materially different than those indicated on the Balance Sheet.

     7.7.3 The Company's Adjusted Net Worth as of the Closing shall be at least $63,800,000.

     7.7.4 The Company's adjusted earnings (excluding all extraordinary items and non-recurring expenses) before provision for interest, income taxes, depreciation and amortization for the fiscal year ended June 30, 1996, calculated in accordance with GAAP, shall have been at least $36,600,000.

     7.7.5 The Company's net revenues for the fiscal year ended June 30, 1996, calculated in accordance with GAAP, shall have been at least $169,200,000.

     7.8 Audit Review. Deloitte & Touche LLP shall conduct a review of the audit of the Company as at June 30, 1996, the results of which shall be satisfactory to Holdings and Acquisition in their sole and absolute discretion.

     7.9 Review. A full due diligence review of the Company's business shall be completed by Holdings, Acquisition, their legal counsel, their outside consultants, or others appointed by Holdings or Acquisition. Holdings and Acquisition shall be satisfied in their sole and absolute discretion with the results of their due diligence review of the Company and its business operations, prospects and assets. Holdings and Acquisition shall bear the costs of this review.

     7.10 Other Documents. The Sellers will furnish or cause the Company to furnish Holdings and Acquisition with such other and further documents and certificates of its officers and others as Holdings or Acquisition shall reasonably request to evidence compliance with the conditions set forth in this Agreement.

     7.11 Other Agreements. The Agreements described in Article 6 shall have been entered into and delivered.

     7.12 Estoppel Certificate. The Sellers shall have furnished Holdings and Acquisition with an estoppel certificate in the form attached hereto as Exhibit 7.12, which shall have been executed by the lessor under the lease described on
Exhibit 2.12.

     7.13 Withholding Certificate. The Seller shall have executed and delivered to Holdings and Acquisition a certificate, substantially in the form of Exhibit
7.13 attached hereto.

     7.14 Financing. Holdings and Acquisition shall have obtained funds in an aggregate amount sufficient to consummate the transactions hereunder on terms and conditions satisfactory to Holdings and Acquisition.

     7.15 Compensation. Concurrently with the execution of this Agreement the Chief Financial Officer of the Company shall execute and deliver to Holdings and Acquisition a certificate listing the current job title and total remuneration (including, without limitation, salary, commissions and bonuses) for each of the Sellers and for each officer, director, employee or consultant of the Company who received total remuneration in excess of $200,000 from the Company during any of the past three (3) fiscal years or who is expected to receive total remuneration in excess of such amount during the current fiscal year. Except as disclosed on such certificate, the Company shall not increase or commit to increase the base compensation, commission, bonus or the rate (or any other component) of total compensation payable or to become payable by the Company to any employee (including any director or officer), whether such person is listed on such certificate or not, and no extraordinary compensation or bonus shall be paid by the Company.


                                    ARTICLE 8

                  CONDITIONS TO THE OBLIGATIONS OF THE SELLERS

     Each and every obligation of the Sellers under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by the Sellers' Agents:

     8.1 Representations and Warranties; Performance. The representations and warranties made by Holdings and Acquisition herein shall be true and correct on the date of this Agreement and on the Closing Date with the same effect as though made on such date; each of Holdings and Acquisition shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date; each of Holdings and Acquisition shall have delivered to the Sellers' Agents a certificate of its President, dated the Closing Date, certifying to the fulfillment of the conditions set forth herein, in the form designated as
Exhibit 8.1 and the other conditions contained in this Article 8.

     8.2 No Proceeding or Litigation. No action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced, or threatened, and no investigation by any governmental or regulatory authority shall have been commenced, or threatened, against the Company, Holdings, Acquisition, any of the Sellers, or any of their respective principals, officers or directors, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

     8.3 Opinion of Counsel. The Sellers' Agents shall have received an opinion of counsel to Holdings and Acquisition dated the Closing Date substantially in the form of Exhibit 8.3.

     8.4 Consents and Approvals. All consents from and filings with third parties, regulators and governmental agencies required to consummate the transactions contemplated hereby, or which, either individually or in the aggregate, if not obtained, would cause an adverse effect on the Company's financial condition or business shall have been obtained and delivered to Holdings and Acquisition.

     8.5 Payment. The payment(s) described in Section 1.3 shall have been made.

     8.6 Other Documents. Holdings and Acquisition will furnish the Sellers' Agents with such other documents and certificates to evidence compliance with the conditions set forth in this Article as may be reasonably requested by the Sellers' Agents.

     8.7 Other Agreements. The agreements described in Article 6 shall have been entered into and delivered.

     8.8 Financing. No later than February 17, 1996, Holdings and Acquisition shall have obtained and delivered to the Sellers' Agents commitment letters or "highly confident" letters from lenders that propose to loan funds to Holdings and Acquisition in an aggregate amount sufficient to consummate the transactions hereunder.

     8.9 Review. No later than January 31, 1997, Holdings and Acquisition shall have delivered to the Sellers' Agents a letter indicating that Holdings and Acquisition have completed their due diligence review of the Company's business.


                                    ARTICLE 9

                                     CLOSING

     9.1 Closing. Unless this Agreement shall have been terminated or abandoned pursuant to the provisions of Article 10 hereof, a closing (the "Closing") shall be held on February 28, 1997, or on such other date (the "Closing Date") mutually agreed upon in New York, New York or at such other place or places as Holdings and Acquisition shall designate. Each party has the right at any time to extend the Closing Date for a period of up to thirty (30) business days from the date stated above, by written notice to the other party or parties.

     9.2 Deliveries at Closing.

     9.2.1 At the Closing, the Sellers shall transfer and assign to Holdings and Acquisition, as the case may be, all of the Shares by delivering certificates representing each of the Shares, duly endorsed for transfer to Holdings and Acquisition, as the case may be, with signatures guaranteed, and the cash consideration, securities and the other agreements, certifications and other documents required to be executed and delivered hereunder at the Closing shall be duly and validly executed and delivered.

     9.2.2 From time to time after the Closing, at Holdings' and Acquisition's request and without further consideration from Holdings or Acquisition, the Sellers shall execute and deliver such other instruments of conveyance and transfer and take such other action as Holdings or Acquisition reasonably may require to convey, transfer to and vest in Holdings and Acquisition and to put Holdings and Acquisition in possession of the Shares to be sold, conveyed, transferred and delivered hereunder.

     9.3 Legal Actions. If, prior to the Closing Date, any action or proceeding shall have been instituted by any third party before any court or governmental agency to restrain or prohibit this Agreement or the consummation of the transactions contemplated herein, the Closing shall be adjourned at the option of any party hereto for a period of up to one hundred twenty (120) days. If, at the end of such one hundred twenty (120) day period, the action or proceeding shall not have been favorably resolved, any party hereto may, by written notice thereof to the other party or parties, terminate its obligation hereunder.

     9.4 Specific Performance. The parties agree that if any party hereto is obligated to, but nevertheless does not, consummate this transaction, then any other party, in addition to all other rights or remedies, shall be entitled to the remedy of specific performance mandating that the other party or parties consummate this transaction. In an action for specific performance by any party hereto against any other party, the other party shall not plead adequacy of damages at law.


                                   ARTICLE 10

                           TERMINATION AND ABANDONMENT

     10.1 Methods of Termination. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time (notwithstanding approval by the Board of Directors of each of Holdings and Acquisition):

     10.1.1 by mutual consent of Holdings, Acquisition and the Sellers' Agents;
or

     10.1.2 by either Holdings or Acquisition on the one hand, or the Sellers' Agents on the other hand, if (i) in the case of Holdings and Acquisition, neither party is in breach hereunder and the Sellers are in breach hereunder or, in the case of the Sellers' Agents, none of the Sellers is in breach hereunder and Holdings or Acquisition is in breach hereunder, and (ii) this Agreement is not consummated on or before the Closing Date, including extensions.

     10.2 Procedure Upon Termination. In the event of termination and abandonment pursuant to Section 10.1 hereof, this

Agreement shall terminate and shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

          10.2.1 each party will upon request redeliver all documents and other materials of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

          10.2.2 no party hereto shall have any liability or further obligation to any other party to this Agreement; and

          10.2.3 each party shall bear its own expenses.


                                   ARTICLE 11

                                 INDEMNIFICATION

     11.1 Indemnification by the Sellers. The Sellers, jointly and severally, shall indemnify Holdings, Acquisition and each of their respective shareholders, officers and directors against any loss, damage, or expense, (including but not limited to reasonable attorneys' fees) ("Damages"), incurred or sustained by Holdings, Acquisition or any of their respective shareholders, officers or directors as a result of (i) any breach of any term, provision, covenant or agreement contained in this Agreement by the Sellers; (ii) any inaccuracy in any of the representations or warranties made by the Sellers in Article 2 of this Agreement; (iii) any inaccuracy or misrepresentation in any certificate or other document or instrument delivered by the Sellers or the Company in accordance with any provision of this Agreement and (iv) any of the matters disclosed in
Exhibit 2.13. The obligations of the Sellers as set forth in Section 11.1(ii) and 11.1(iv) shall be subject to and limited by the following:

          11.1.1 No claim for Damages shall be made until the cumulative amount of such Damages shall equal or exceed $1,500,000; provided, however, that such limitation shall not apply to any Damages resulting from violations under Sections 2.2 and 2.4 hereof, or from intentional or fraudulent actions, misrepresentations or breaches;

          11.1.2 Holdings and Acquisition shall give written notice to the Sellers' Agents stating specifically the basis for the claim for Damages, the amount thereof and, provided the amount of such claim for Damages exceeds $1,500,000, shall tender defense thereof to the Sellers' Agents, on behalf of the Sellers, as provided in Section 11.4; and

          11.1.3 To the extent of any claim for Damages that exceeds $1,500,000, either alone or in aggregate, and in addition to any other remedy, each of Holdings and Acquisition shall be entitled, but shall not be obligated, to offset all such claims for Damages against any obligation of Holdings or Acquisition to the Sellers now or hereafter existing.

     11.2 Investigations; Survival of Warranties. The respective representations and warranties of the Sellers, Holdings and Acquisition contained herein or in any certificates or other documents delivered prior to or at the Closing are true, accurate and correct and shall not be deemed waived or otherwise affected by any investigation made by any party hereto or by the occurrence of the Closing. Each and every such representation and warranty shall survive until sixty (60) days following the delivery of the Company's (or its successor's) audited financial statements for the fiscal year ending June, 1998; provided, however, all representations and warranties made pursuant to Sections 2.2, 2.4,
2.14 and 2.18 hereof, and all claims for Damages based on intentional or fraudulent actions, misrepresentations or breaches, shall survive for the applicable statute of limitations and provided further, all claims for Damages based on a breach of warranty or misrepresentation under Section 2.23 shall expire on the third anniversary of the Closing Date.

     11.3 Indemnification by Holdings and Acquisition. Holdings and Acquisition, jointly and severally, shall indemnify each Seller against any Damages incurred or sustained by such Seller personally as a result of any liability or obligation of the Company that accrues after the Closing; provided, however, nothing contained in this section shall create any obligation for Holdings or Acquisition to indemnify any Seller in any instance in which such Seller would not be entitled to indemnification under the Certificate of Incorporation or Bylaws of Holdings or Acquisition and provided further, nothing contained in this section shall create any obligation for Holdings or Acquisition to indemnify any Seller in any instance in which the liability of such Seller accrues as a result of a misrepresentation or breach of warranty under Article 2 of this Agreement.

     11.4 Tender of Defense for Damages. Promptly upon receipt by Holdings or Acquisition of a notice of a claim by a third party which may give rise to a claim for Damages, Holdings and Acquisition shall give written notice thereof to the Sellers' Agents. No failure or delay of Holdings or Acquisition in the performance of the foregoing shall relieve, reduce or otherwise affect the Sellers' obligations and liability to indemnify Holdings and Acquisition pursuant to this Agreement, except to the extent that such failure or delay shall have adversely affected the Sellers' ability to defend against such claim for Damages. If the Sellers' Agents give to Holdings and Acquisition an agreement in writing, in a form reasonably satisfactory to Holdings' and Acquisition's counsel, to defend such claim for Damages, the Sellers may, at their sole expense, undertake the defense against such claim and may contest or settle such claim on such terms, at such time and in such manner as the Sellers' Agents, in their sole discretion, shall elect and Holdings and Acquisition shall execute such documents and take such steps as may be reasonably necessary in the reasonable opinion of counsel for the Sellers to enable the Sellers to conduct the defense of such claim for Damages. If the Sellers fail or refuse to defend any claim for Damages, the Sellers may nevertheless, at their own expense, participate in the defense of such claim by Holdings and Acquisition and in any and all settlement negotiations relating thereto. In any and all events, the Sellers' Agents shall have such access to the records and files of Holdings and Acquisition relating to any claim for Damages as may be reasonably necessary to effectively defend or participate in the defense thereof.


                                   ARTICLE 12

                            MISCELLANEOUS PROVISIONS

     12.1 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of the Sellers' Agents, on behalf of all the Sellers, Holdings and Acquisition.

     12.2 Waiver of Compliance; Consents. Any failure of the Sellers on the one hand, or Holdings and Acquisition on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived in writing by Holdings, Acquisition or the Sellers' Agents, on behalf of the Sellers, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 12.2.

     12.3 Expenses. Each party will pay its own legal, accounting and other expenses incurred by such party or on its behalf in connection with this Agreement and the transactions contemplated herein; provided, however, if the Closing occurs, Acquisition shall reimburse the Sellers for all reasonable legal, accounting and other expenses related to the transactions contemplated by this Agreement (the "Assumed Expenses").

     12.4 Notices. Any notice, request, consent or communication (collectively a "Notice") under this Agreement shall be effective only if it is in writing and
(i) personally delivered, (ii) sent by certified or registered mail, return receipt requested, postage prepaid, (iii) sent by a nationally recognized overnight delivery service, with delivery confirmed, or (iv) telecopied, with receipt confirmed, addressed as follows:

     (a)  If to the Sellers, to each of:

          Robert M. Wolff
          9700 Commerce Parkway
          Lenexa, Kansas 66219
          Telecopier 913-752-3336

          Robert Shaw
          9700 Commerce Parkway
          Lenexa, Kansas 66219
          Telecopier 913-752-3336

          John Menghini
          9700 Commerce Parkway
          Lenexa, Kansas 66219
          Telecopier 913-752-3336

with a copy to:

          Leonard Rose, Esq.
          Rose, Brouillette & Shapiro, P.C.
          4900 Main Street, 11th Floor
          Kansas City, MO 64112
          Telecopier: 816-756-1639

or to such other person or address as the Sellers' Agents shall furnish to Holdings and Acquisition in writing.

     (b)  If to Holdings or Acquisition, to:

          GFSI Holdings, Inc.
          c/o The Jordan Company
          9 West 57th Street, Suite 4000
          New York, NY  10019
          Telecopier:  212-755-5263
          Attention:  A. Richard Caputo, Jr.

with a copy to:

          G. Robert Fisher, Esq.
          Michael J. Beal, Esq.
          Bryan Cave LLP
          1200 Main, Suite 3500
          Kansas City, MO 64105
          Telecopier:  816-391-7600

or such other persons or addresses as shall be furnished in writing by any party to the other party. A Notice shall be deemed to have been given as of the date when (i) personally delivered, (ii) five (5) days after the date when deposited with the United States mail properly addressed, (iii) when receipt of a Notice sent by an overnight delivery service is confirmed by such overnight delivery service, or (iv) when receipt of the telecopy is confirmed, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.

     12.5 Definitions. For the purpose of this Agreement, "Laws" shall include, without limitation, all foreign, federal, state and local laws, statutes, rules, regulations, codes, ordinances, plans, orders, judicial decrees, writs, injunctions, notices, decisions or demand letters issued, entered or promulgated pursuant to any foreign, federal, state or local law. For the purpose of this Agreement, "generally accepted accounting principles" or "GAAP" shall mean such principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question, and the requirement that such principles be applied on a "consistent basis" means that accounting principles observed in the current period are comparable in all material respects to those applied in the preceding periods, except as change is permitted or required under or pursuant to such accounting principles.

     12.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of all other parties; provided, however, Holdings and Acquisition may assign their respective rights under this Agreement to any lender that provides financing to such entity in connection with the transactions contemplated by this Agreement.

     12.7 Termination of Stock Redemption Agreement. Each Seller hereby agrees that, effective immediately upon the Closing, the Restated Stock Redemption Agreement executed by the Company and each of the Sellers shall be deemed terminated without further action by any party thereto.

     12.8 Governing Law. This Agreement shall be governed by the laws of the state of Missouri (regardless of the laws that might otherwise govern under applicable principles of conflicts of law of the state of Missouri as to all matters including, but not limited to, matters of validity, construction, effect, performance and remedies.

     12.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.10 Neutral Interpretation. This Agreement constitutes the product of the negotiation of the parties hereto and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against any party based upon the source of the draftsmanship hereof.

     12.11 Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     12.12 Entire Agreement. This Agreement, which term as used throughout includes the Exhibits hereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first hereinabove set forth.

                                       HOLDINGS:

                                       GFSI HOLDINGS, INC.


                                       By /s/ A. Richard Caputo, Jr.
                                          --------------------------------------
                                          A. Richard Caputo, Jr.,
                                          President

                                       ACQUISITION:

                                       GFSI, INC.


                                       By /s/ A. Richard Caputo, Jr.
                                          --------------------------------------
                                         A. Richard Caputo, Jr.,
                                         President

                                       SELLERS:

                                       Robert M. Wolff, Trustee under that
                                       certain Trust Agreement dated 5/17/79, by and between Robert M. Wolff, as Grantor, and Robert M. Wolff, as Trustee



                                       By /s/ Robert M. Wolff
                                          --------------------------------------
                                          Robert M. Wolff, Trustee under that
                                          certain Trust Agreement dated 5/17/79,
                                          by and between Robert M. Wolff, as
                                          Grantor, and Robert M. Wolff, as
                                          Trustee

                                       Marcia W. Wolff, Trustee of the Marcia W.
                                       Wolff Trust under Trust Agreement dated
                                       6/22/83



                                       By /s/ John Menghini
                                          --------------------------------------
                                          John Menghini, attorney-in-fact for
                                          Marcia W. Wolff, Trustee of the Marcia
                                          W. Wolff Trust under Trust Agreement
                                          dated 6/22/83

                                       By /s/ Robert Shaw
                                          --------------------------------------
                                          Robert Shaw, attorney-in-fact for
                                          Marcia W. Wolff, Trustee of the Marcia
                                          W. Wolff Trust under Trust Agreement
                                          dated 6/22/83



                                       By /s Larry D. Graveel
                                          --------------------------------------
                                          Larry D. Graveel, attorney-in-fact for
                                          Marcia W. Wolff, Trustee of the Marcia
                                          W. Wolff Trust under Trust Agreement
                                          dated 6/22/83

                                       Robert Shaw, Trustee of the Charles A.
                                       Wolff Trust under Trust Agreement dated
                                       9/29/82



                                       By /s/ Robert Shaw
                                          --------------------------------------
                                          Robert Shaw, Trustee of the Charles A.
                                          Wolff Trust under Trust Agreement
                                          dated 9/29/82

                                       Scott M. Wolff



                                       By /s/ John Menghini
                                          --------------------------------------
                                          John Menghini, attorney-in-fact for
                                          Scott M. Wolff



                                       By /s/ Robert Shaw
                                          --------------------------------------
                                          Robert Shaw, attorney-in-fact for
                                          Scott M. Wolff



                                       By /s/ Larry D. Graveel
                                          --------------------------------------
                                          Larry D. Graveel, attorney-in-fact for
                                          Scott M. Wolff

                                       Laura W. Greenbaum, Trustee of the Laura
                                       M. Wolff Trust dated 9/20/78



                                       By /s/ John Menghini
                                          --------------------------------------
                                          John Menghini, attorney-in-fact for
                                          Laura W. Greenbaum, Trustee of the
                                          Laura M. Wolff Trust dated 9/20/78



                                       By /s/ Robert Shaw
                                          --------------------------------------
                                          Robert Shaw, attorney-in-fact for
                                          Laura W. Greenbaum, Trustee of the
                                          Laura M. Wolff Trust dated 9/20/78



                                       By /s/ Larry D. Graveel
                                          --------------------------------------
                                          Larry D. Graveel, attorney-in-fact for
                                          Laura W. Greenbaum, Trustee of the
                                          Laura M. Wolff Trust dated 9/20/78

                                       Mark Golden and Martin Becker, as
                                       Trustees of the Barry S. Golden
                                       Discretionary Trust for Mark Golden under
                                       Agreement dated 6/20/83



                                       By /s/ John Menghini
                                          --------------------------------------
                                          John Menghini, attorney-in-fact for
                                          Mark Golden and Martin Becker, as
                                          Trustees of the Barry S. Golden
                                          Discretionary Trust for Mark Golden
                                          under Agreement dated 6/20/83



                                       By /s/ Robert Shaw
                                          --------------------------------------
                                          Robert Shaw, attorney-in-fact for
                                          Mark Golden and Martin Becker, as
                                          Trustees of the Barry S. Golden
                                          Discretionary Trust for Mark Golden
                                          under Agreement dated 6/20/83

                                       By /s/ Larry D. Graveel
                                          --------------------------------------
                                          Larry D. Graveel, attorney-in-fact for
                                          Mark Golden and Martin Becker, as
                                          Trustees of the Barry S. Golden
                                          Discretionary Trust for Mark Golden
                                          under Agreement dated 6/20/83

                                       Michael Golden and Martin Becker, as
                                       Trustees of the Barry S. Golden
                                       Discretionary Trust for Michael Golden
                                       under Agreement dated 6/20/83



                                       By /s John Menghini
                                          --------------------------------------
                                          John Menghini, attorney-in-fact for
                                          Michael Golden and Martin Becker, as
                                          Trustees of the Barry S. Golden
                                          Discretionary Trust for Michael Golden
                                          under Agreement dated 6/20/83



                                       By /s/ Robert Shaw
                                          --------------------------------------
                                          Robert Shaw, attorney-in-fact for
                                          Michael Golden and Martin Becker, as
                                          Trustees of the Barry S. Golden
                                          Discretionary Trust for Michael Golden
                                          under Agreement dated 6/20/83



                                       By /s/ Larry D. Graveel
                                          --------------------------------------
                                          Larry D. Graveel, attorney-in-fact for
                                          Michael Golden and Martin Becker, as
                                          Trustees of the Barry S. Golden
                                          Discretionary Trust for Michael Golden
                                          under Agreement dated 6/20/83

                                       Barry S. Golden, as Trustee of the Barry
                                       S. Golden Revocable Trust dated 11/11/77



                                       By /s/ John L. Menghini
                                          --------------------------------------
                                          John Menghini, attorney-in-fact for
                                          Barry S. Golden, as Trustee of the
                                          Barry S. Golden Revocable Trust dated
                                          11/11/77

                                       By /s/ Robert Shaw
                                          --------------------------------------
                                          Robert Shaw, attorney-in-fact for
                                          Barry S. Golden, as Trustee of the
                                          Barry S. Golden Revocable Trust dated
                                          11/11/77



                                       By /s/ Larry D. Graveel
                                          --------------------------------------
                                          Larry D. Graveel, attorney-in-fact for
                                          Barry S. Golden, as Trustee of the
                                          Barry S. Golden Revocable Trust dated
                                          11/11/77

                                       John Leo Menghini, Trustee of the John
                                       Leo Menghini Revocable Trust dated
                                       11/18/92



                                       By /s/ John L. Menghini
                                          --------------------------------------
                                          John Menghini, Trustee of the John Leo
                                          Menghini Revocable Trust dated
                                          11/18/92

                                       Lisa Menghini



                                       By /s/ John L. Menghini
                                          --------------------------------------
                                          John Menghini, attorney-in-fact for
                                          Lisa Menghini



                                       By /s/ Robert Shaw
                                          --------------------------------------
                                          Robert Shaw, attorney-in-fact for
                                          Lisa Menghini



                                       By /s/ Larry D. Graveel
                                          --------------------------------------
                                          Larry D. Graveel, attorney-in-fact for
                                          Lisa Menghini

                                       Robert Shaw, Trustee of the John L.
                                       Menghini, Jr. Trust



                                       By /s/ Robert Shaw
                                          --------------------------------------
                                          Robert Shaw, Trustee of the John L.
                                          Menghini, Jr. Trust

                                        Robert Shaw, Trustee of the Michael J.
                                        Menghini Trust



                                       By /s/ Robert Shaw
                                          --------------------------------------
                                          Robert Shaw, Trustee of the Michael J.
                                          Menghini Trust

                                        Larry Douglas Graveel, Trustee of the
                                        Larry D. Graveel Trust dated 8/30/91



                                       By /s/ Larry D. Graveel
                                          --------------------------------------
                                          Larry D. Graveel, Trustee of the Larry
                                          D. Graveel Trust dated 8/30/91

                                       Michael H. Gary, Trustee of The Michael
                                       H. Gary Revocable Trust dated 3/10/93



                                       By
                                          --------------------------------------
                                          Michael H. Gary, Trustee of The
                                          Michael H. Gary Revocable Trust dated
                                          3/10/93

                                       Robert Shaw, Trustee of The Robert Shaw
                                       Living Trust dated 2/7/89



                                       By /s/ Robert Shaw
                                          --------------------------------------
                                          Robert Shaw, Trustee of The Robert
                                          Shaw Living Trust dated 2/7/89

                                       Robert Shaw, Custodian of Andrew Shaw



                                       By /s/ Robert Shaw
                                          --------------------------------------
                                          Robert Shaw, Custodian of Andrew Shaw

                                       Robert Shaw, Custodian of Laura Shaw



                                       By /s/ Robert Shaw
                                          --------------------------------------
                                          Robert Shaw, Custodian of Laura Shaw

                                       Robert Shaw, Custodian of Stacey Shaw



                                       By /s/ Robert Shaw
                                          --------------------------------------
                                          Robert Shaw, Custodian of Stacey Shaw

                                       Anthony Gagliano



                                       By /s/ John L. Menghini
                                          --------------------------------------
                                          John Menghini, attorney-in-fact for
                                          Anthony Gagliano



                                       By /s/ Robert Shaw
                                          --------------------------------------
                                          Robert Shaw, attorney-in-fact for
                                          Anthony Gagliano



                                       By /s/ Larry D. Graveel
                                          --------------------------------------
                                          Larry D. Graveel, attorney-in-fact for
                                          Anthony Gagliano

                                       Lee Ann Stevens



                                       By /s/ John L. Menghini
                                          --------------------------------------
                                          John Menghini, attorney-in-fact for
                                          Lee Ann Stevens



                                       By /s/ Robert Shaw
                                          --------------------------------------
                                          Robert Shaw, attorney-in-fact for
                                          Lee Ann Stevens

                                       William DiRocco Trust



                                       By /s/ John L. Menghini
                                          --------------------------------------
                                          John Menghini, attorney-in-fact for
                                          William DiRocco Trust



                                       By /s/ Robert Shaw
                                          --------------------------------------
                                          Robert Shaw, attorney-in-fact for
                                          William DiRocco Trust



                                       By /s/ Larry D. Graveel
                                          --------------------------------------
                                          Larry D. Graveel, attorney-in-fact for
                                          William DiRocco Trust

                                       Terry V. Glenn



                                       By /s/ John L. Menghini
                                          --------------------------------------
                                          John Menghini, attorney-in-fact for
                                          Terry V. Glenn



                                       By /s/ Robert Shaw
                                          --------------------------------------
                                          Robert Shaw, attorney-in-fact for
                                          Terry V. Glenn



                                       By /s/ Larry D. Graveel
                                          --------------------------------------
                                          Larry D. Graveel, attorney-in-fact for
                                          Terry V. Glenn

                                       Mary Cimpl



                                       By /s/ John L. Menghini
                                          --------------------------------------
                                          John Menghini, attorney-in-fact for
                                          Mary Cimpl

                                       By /s/ Robert Shaw
                                          --------------------------------------
                                          Robert Shaw, attorney-in-fact for
                                          Mary Cimpl



                                       By /s/ Larry D. Graveel
                                          --------------------------------------
                                          Larry D. Graveel, attorney-in-fact for
                                          Mary Cimpl

                                       Dave Geenens



                                       By /s/ John L. Menghini
                                          --------------------------------------
                                          John Menghini, attorney-in-fact for
                                          Dave Geenens



                                       By /s/ Robert Shaw
                                          --------------------------------------
                                          Robert Shaw, attorney-in-fact for
                                          Dave Geenens



                                       By /s/ Larry D. Graveel
                                          --------------------------------------
                                          Larry D. Graveel, attorney-in-fact for
                                          Dave Geenens

                                       David Churchman



                                       By /s/ John L. Menghini
                                          --------------------------------------
                                          John Menghini, attorney-in-fact for
                                          David Churchman



                                       By /s/ Robert Shaw
                                          --------------------------------------
                                          Robert Shaw, attorney-in-fact for
                                          David Churchman



                                       By /s/ Larry D. Graveel
                                          --------------------------------------
                                          Larry D. Graveel, attorney-in-fact for
                                          David Churchman

                                       Steve Arnold



                                       By /s/ John L. Menghini
                                          --------------------------------------
                                          John Menghini, attorney-in-fact for
                                          Steve Arnold



                                       By /s/ Robert Shaw
                                          --------------------------------------
                                          Robert Shaw, attorney-in-fact for
                                          Steve Arnold



                                       By /s/ Larry D. Graveel
                                          --------------------------------------
                                          Larry D. Graveel, attorney-in-fact for
                                          Steve Arnold

                                       Jason Krakow



                                       By /s/ John L. Menghini
                                          --------------------------------------
                                          John Menghini, attorney-in-fact for
                                          Jason Krakow



                                       By /s/ Robert Shaw
                                          --------------------------------------
                                          Robert Shaw, attorney-in-fact for
                                          Jason Krakow



                                       By /s/ Larry D. Graveel
                                          --------------------------------------
                                          Larry D. Graveel, attorney-in-fact for
                                          Jason Krakow


                                       Martin Becker, Trustee of the Barry S.
                                       Golden Trust UTA dated 10/7/96



                                       By /s/ John L. Menghini
                                          --------------------------------------
                                          John Menghini, attorney-in-fact for
                                          Martin Becker, Trustee of the Barry S.
                                          Golden Trust UTA dated 10/7/96

                                       By /s/ Larry D. Graveel
                                          --------------------------------------
                                          Larry D. Graveel, attorney-in-fact for
                                          Lee Ann Stevens

                                       Kirk Kowalewski



                                       By /s/ John L. Menghini
                                          --------------------------------------
                                          John Menghini, attorney-in-fact for
                                          Kirk Kowalewski



                                       By /s/ Robert Shaw
                                          --------------------------------------
                                          Robert Shaw, attorney-in-fact for
                                          Kirk Kowalewski



                                       By /s/ Larry D. Graveel
                                          --------------------------------------
                                          Larry D. Graveel, attorney-in-fact for
                                          Kirk Kowalewski

                                       Mark Schimpf



                                       By /s/ John L. Menghini
                                          --------------------------------------
                                          John Menghini, attorney-in-fact for
                                          Mark Schimpf



                                       By /s/ Robert Shaw
                                          --------------------------------------
                                          Robert Shaw, attorney-in-fact for
                                          Mark Schimpf



                                       By /s/ Larry D. Graveel
                                          --------------------------------------
                                          Larry D. Graveel, attorney-in-fact for
                                          Mark Schimpf

                                       By /s/ Robert Shaw
                                          --------------------------------------
                                          Robert Shaw, attorney-in-fact for
                                          Martin Becker, Trustee of the Barry S.
                                          Golden Trust UTA dated 10/7/96



                                       By /s/ Larry D. Graveel
                                          --------------------------------------
                                          Larry D. Graveel, attorney-in-fact for
                                          Martin Becker, Trustee of the Barry S.
                                          Golden Trust UTA dated 10/7/96